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ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

EVENT DATE/TIME: MARCH 26, 2013 / 02:00PM GMT

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

CORPORATE PARTICIPANTS

Jay Morakis JMR Worldwide - IR

Todd Brooks ZaZa Energy Corporation - President, CEO

Ian Fay ZaZa Energy Corporation - CFO

Tom Bowman ZaZa Energy Corporation - EVP of Evaluation, Geology & Geophysics

CONFERENCE CALL PARTICIPANTS

Brian Kabot Riverloft Capital - Analyst

Kim Pacanovsky MLV & Company - Analyst

Chris Cook Zazove - Analyst

Kevin Jones Jefferies & Company - Analyst

Eric Anderson Hartford Financial Management - Analyst

Richard Dearnly Longport Partners - Analyst

Scott Sadler MDC - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. Welcome to the ZaZa Energy Corporation's transactions conference call. My name is Lee Ann and I will be your operator for today. At this time, all participants are in listen-only mode, but we will conduct a question-and-answer session today. (Operator Instructions). As a reminder, this call is being recorded for replay purposes.

I would now like to turn the call over to Mr. Jay Morakis. Please go ahead.

Jay Morakis - JMR Worldwide - IR

Thank you. Good morning, and welcome to ZaZa Energy Corporation's transaction conference call. Today's call is being webcast on our website, www.zazaenergy.com, and can be accessed in the Investor Relations section. With me this morning are Todd Brooks, President and Chief Executive Officer; and Ian Fay, Chief Financial Officer. Mr. Brooks will be hosting today's call and will provide overviews on the transactions we disclosed yesterday in regard to our Eaglebine acreage and the sale of our Moulton assets. We will then open the call up for questions.

Before we begin, I'd like to remind everyone that statements made on today's call and webcast may contain forward-looking statements as defined by the Securities and Exchange Commission. Forward-looking statements can be identified by words such as anticipates, intends, plans, seeks, believes, estimates, expects, forecasts and similar references to future periods. These statements include, but are not limited to, statements about ZaZa's ability to execute on exploration, production and development plans, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of ZaZa to obtain additional capital, and other risks and uncertainties as described by the Company's filings with the Securities and Exchange Commission, SEC.

Any statements made are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company's control and which may cause actual results to differ materially from those implied or expressed by those statements. For a full list of risk factors, please refer to our most recent filings with the SEC.

At this time, I'd like to turn the call over to ZaZa's President and Chief Executive Officer, Mr. Todd Brooks. Todd?

Todd Brooks - ZaZa Energy Corporation - President, CEO

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Thank you, Jay, and good morning to everyone on this call. As Jay just mentioned, yesterday we announced entering into a joint venture with one of the largest independents in the United States. We also announced the sale of our Moulton Prospect acreage for gross proceeds $52.5 million. These transactions evidence the Companies focus on the Eaglebine, and that is what I'd like to talk about today.

I'd like to start with what our Company looked like at year-end 2012; what the Company looks like now, with the closing of these transactions; and guide toward what our Company will look like at the end of the year 2013 and beyond. After doing that, I will talk a little bit about the Eaglebine play, and our transactions in more detail, before opening the call to questions.

The genesis of this Company was the establishment of a nimble execution and proof-of-concept team for a large-scale, unconventional resource joint venture in the Eagle Ford. As a result of several negotiated transactions, ZaZa's assets included 72,000 acres in the Eagle Ford and 88,000 acres in the Eaglebine at year-end 2012. We've continued to act in accordance with our proof-of-concept corporate strength as we executed on our Eaglebine work program.

As a result of that execution, we now have secured an ideal joint venture partner, one of the largest independent E&P companies in the United States. As ZaZa continues to mature in its growth cycle as a Company, subsequent emerging-play, early-mover, proof-of-concept activity should be expected while being measured against a strong balance sheet and continuous production growth derived from the exploitation of the Company's foundational Tier 1 assets.

The Eaglebine is the asset from which we will create our production base and grow this Company. Our Company's assets, post closing these transactions, will include approximately 60,000 acres in the Eagle Ford and 37,000 net acres in the Eaglebine, with a bias towards increasing our Eaglebine net acreage over the course of the next year.

A little bit about the Eaglebine. The word Eaglebine is a catchall phrase that encompasses several unique plays. It is a combination of the Eagle Ford and the Woodbine groups, and contains local formations such as the Eagle Ford Shale, Lewisville, Woodbine, Dexter, Sub-Clarksville, Pepper and Maness shales. In addition to these producing horizons, there are several more prospective formations below the Eaglebine, in the lower Cretaceous, that have our Company and the industry excited.

It is this presence of stacked pay with multizone potential, accompanied by several different development options, which includes both horizontal and vertical wells, that makes the Eaglebine and ZaZa's acreage so attractive. The aerial extent of this play is thought to be smaller than the Eagle Ford, and the best and largest contiguous acreage blocks in the core have already been leased. At this point in time, if a company wants to develop a Tier 1 Eaglebine block, they need to buy or joint venture their way in.

So, at this point, I'd like to move specifically to the transactions that we announced. I'll start with the Eaglebine. We structured our joint venture agreement to give ZaZa the ability to leverage our joint venture partner's deep technical bench, as we jointly de-risk the play while growing our cash flow on carried wells. As per the terms of the joint venture agreement, our JV partner will receive up to 55,000 net acres and operate the JV acreage, comprising 73,000 of our currently held 92,000 net mineral acres.

The assets the JV will develop include certain lands located in Walker, Grimes, Madison, Trinity and Montgomery counties, and also incorporate certain properties that are covered within our participation agreement with Range. The remaining acreage totals 19,000 net acres. 15,000 of these acres are positioned in the center of the block, adjacent to our recently drilled discovery wells. And we will retain this 100%. I'll talk a little bit more about this in a little bit.

Our JV partner will serve as the operator and will pay us cash; carry us for the cost of drilling and completing up to nine wells; and pay for up to $2.5 million of our share of any additional seismic or well costs in order to earn their interest in these properties. ZaZa will retain a 25% working interest, and our JV partner will receive a 75% working interest in the acreage in which we currently own 100%, aside from the 19,000 retained acres that I just mentioned, and that I'll talk more about in a little bit.

On the ZaZa Range JV acreage, our JV partner will earn a 50% working interest, and ZaZa and Range will each retain a 25% working interest. The JV has been structured as a three-phased rollout. In the first phase, we will transfer 20,000 net acres, approximately 15,000 of which will come from our JV with Range. Our JV partner will make a cash payment of $10 million to ZaZa upfront, upon closing this transaction. And we'll drill three wells by December 31, 2013, from which our JV partner will be required to pay all of the drilling and completion costs. It is important to note that one of these wells will be the substitute well we are required to drill pursuant to our agreement with Range. I will add that early-stage drilling preparations are already underway for the first two wells.

Moving into phase 2, within 60 days of the third well's completion, or on a long stop date of January 31, 2014, our JV partner will have the option to go forward with the second phase of joint development. At this point, ZaZa will transfer an additional 20,000 net acres and our JV partner will make a cash payment of $20 million to

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

ZaZa. Similar to phase 1, our JV partner will be obligated to pay 100% of the drilling and completion costs for an additional three wells. That makes it six carried wells in total through the first two phases, and up to $1.25 million of ZaZa's share of any additional seismic or well costs.

Then, as we move into phase 3, the same terms and conditions apply as the phase 2. Although in phase 3, we will be transferring 15,000 net acres, as opposed to 20,000. Additionally, as part of the agreement, our JV partner will have the option, following phase 3, to acquire some additional acreage from ZaZa at $2000 per acre.

It is important to remember that we carved out 15,000 wholly owned acres in the middle of the block. This is what I spoke to earlier. Carving out this strategic asset accomplishes two ends. One, it allows ZaZa autonomy and control in the sense that the Company is not beholden as a non-op to the JV partner's development pace. And two, it give ZaZa the opportunity to further capitalize on the value increase of the 100% acreage position, as the joint venture develops and proves up the acreage surrounding it.

And I know I just mentioned 15,000 acres. The delta between 15,000 and 19,000 is that $2000-an-acre optional acreage that our JV partner has at the end of phase 3. It is our intention to begin developing our 100% owned and operated acreage once the JV is moved up the learning curve and we are confident in the cost efficiency of our capital spend. The JV is currently learning from the work that ZaZa has already done in the area. Short-term, moving forward, ZaZa will now learn from the JV, on JV-carried dollars.

At this point, I'd like to discuss our Eagle Ford Moulton asset sales. Regarding these assets, we consummated two independent sales that, upon closing, will generate approximately $52.5 million in gross proceeds, and thereby substantially improve our financial position. As we announced yesterday, we entered into a purchase and sale agreement to sell approximately 10,000 net acres of our properties located in Fayette, Gonzalez and Lavaca counties for $43.25 million in cash. This includes our interest in seven producing wells.

We also announced a follow-on purchase and sale agreement to sell our remaining acreage in the Moulton properties. This is approximately 2900 net acres for $9.2 million in cash. Both transactions are expected to close in the second quarter and are subject to normal closing conditions. We will use the proceeds of these transactions to pay down our senior secured lenders by approximately $8 million, to where our senior secured notes outstanding is approximately $25 million. So, in a period of 14 months, we will have paid down our senior secured notes by approximately 75%. The remaining balance from the sales will be used to fund CapEx in the Eaglebine and for general corporate purposes.

In closing, ZaZa is now fully funded and is continuing to high-grade its acreage position, with a focus on the Eaglebine for establishing our production base. The Company will continue to rationalize its Eagle Ford acreage as we right-size our acreage holdings to be commensurate with our balance sheet and near-term developmental plan. The technical team is continuing to evaluate new plays, and we look forward to when we will execute on being a first- or early-mover again. Right now, however, the focus is on developing the Eaglebine within the JV and as a standalone. It is here in the Eaglebine that we will establish and grow our production base.

That's it for the prepared remarks. I'd like to thank everyone for your time and attention; and, at this point, open up the call for questions. Operator?

 QUESTION AND ANSWER

Operator

(Operator Instructions). Brian Kabot, Riverloft Capital.

Brian Kabot - Riverloft Capital - Analyst

Focusing on cash and liquidity here, from a sources standpoint, should we be expecting future asset sales? And in line with that, how do the remaining 60,000 net acres in the Eagle Ford -- how do they compare to the Moulton acres that were just sold?

Todd Brooks - ZaZa Energy Corporation - President, CEO

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Brian, as I mentioned, we'll continue to rationalize our Eagle Ford assets in the spirit of funding CapEx and growing our Eaglebine position. From a perspective of acreage valuation of our Sweet Home and our Hackberry acres, I would say the value of those assets per acre is less than the Moulton acreage, although there aren't any current comps that I can currently really go off of.

Brian Kabot - Riverloft Capital - Analyst

Okay, great. And then from a uses perspective, you talked a little bit about wanting to use some of the cash from these two transactions to further develop the Eaglebine. But how does the JV with EOG impact the capital budget for the existing Eaglebine acres?

Ian Fay - ZaZa Energy Corporation - CFO

Brian, hello. Good morning, everybody. It's Ian Fay. The best way to answer that is that we obviously have built our base on liquidity through these transactions in total. And the intention, of course, as Todd mentioned earlier, is to utilize the proceeds to have optionality in terms of the way we go about developing with our partner -- and without our partner, the acreage that we've got in the Eaglebine.

Just for the benefit of the folks on the phone, we are going to be -- all of these transactions are Q1 2013 events, and we will be delineating the details of these transactions in our first quarter. The deadline for the filing of that is May 15. We have planned to not only go through great detail the impacts of these transactions to our balance sheet into our business at that time; but, further, we will be outlining our plans for 2013 and beyond with a lot more clarity -- talk about the use of proceeds, talk about the development plan we anticipate, and our future plans for the Eaglebine and the other assets that we've got currently at that time. So, if I could beg for some patience from the community for now, we will be able to go into great detail with you all at that time.

Brian Kabot - Riverloft Capital - Analyst

Got it. And Ian, just a follow-up here, at a high level, if we don't acquire any additional Eaglebine acreage, the pro forma cash and debt balances, what kind of runway do you think that gives us as far as continuing to develop just what we own today?

Ian Fay - ZaZa Energy Corporation - CFO

Well, again, we will get into great detail about exactly how we're dividing that up when we get through the first quarter, because we will have gotten our development program underway by then. But suffice it to say that this is a much-needed liquidity floor that we've now got. We certainly have our bases covered for the 2013 year, and have the comfort of having the ability to be flexible in terms of the allocation of that capital depending on the pace with which our partner develops the asset; and, also, depending on the strategy that we fall into when we look to evaluate and develop the acreage that we've got in this transaction to the 100% for ZaZa.

Brian Kabot - Riverloft Capital - Analyst

Great. All right. I'll get back in the queue. I appreciate the time, guys.

Operator

[Todd Cantor], (inaudible).

Unidentified Participant

Todd, you mentioned on your prepared remarks about stacked pay. Can you talk a little bit the different intervals? And do you see this being -- different intervals -- how many will be horizontal versus vertical? And maybe the rates of return on horizontals versus verticals. Thank you.

Todd Brooks - ZaZa Energy Corporation - President, CEO

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Thanks, Todd. Tom Bowman is sitting here with me. I think I'll let him take his question.

Tom Bowman - ZaZa Energy Corporation - EVP of Evaluation, Geology & Geophysics

Good morning. One of the reasons we like these areas is the different pay intervals. And we see about nine different potential horizons out here that are hydrocarbon-bearing, which leads us to two different types of plays -- both a horizontal play, which is mostly in the shale section and can be in the Woodbine sand section, which most operators are pulling now -- and also the lower Cretaceous, which is stacked pays that can be attacked and stimulated vertically.

We see good rate of returns in both of the plays. I think the Eaglebine section that we focused our initial efforts on, we see as a high oil-bearing potential with very good rate of returns. When you drill and look at the lower Cretaceous, and drill it vertically, the well cost is less expensive. And I think we are seeing right now that the initial test -- that those rate of returns are even better. So we have a multitude of plays, which gives us a lot of flexibility in the area.

Unidentified Participant

Great. Well, thank you.

Todd Brooks - ZaZa Energy Corporation - President, CEO

And again, Todd, what we are excited about is the stacked pay and the multi-zone potential.

Operator

Kim Pacanovsky, MLV & Company.

Kim Pacanovsky - MLV & Company - Analyst

Not to belabor the question about what you are spending when this year, and where -- but if EOG drills a first well in the joint venture that is very successful, at that point do you go back and say, we're going to increase our capital spending for our non-EOG acreage? Or do you already have plans in place to be drilling something toward the end of the year, in your non-EOG acreage?

Ian Fay - ZaZa Energy Corporation - CFO

Kim, excellent question. And no worries about belaboring the question; it's a good one. This is Ian. I mentioned flexibility before; that's exactly the theme we've got going into this program. Obviously, to the extent that our partner drills a successful well, we of course will be sharing that information at every step of the way. And that's to the benefit, obviously, of the partnership; but also, more importantly, will give us all the insights that we need to evaluate exactly how we tackle the 100% acreage.

It's certainly not out of the realm of possibility that we would get started in developing that 100% acreage in the 2013 year. Obviously, we have the benefit and the flexibility, again, of having the ability to bide our time. We have different views to how much of production we need to see before we can fully appreciate the characteristics of the flowback and the production at each well. So we'll take our time to evaluate that.

It's not going to be an immediate change in strategy within the first 30 to 60 days of the first well that comes on. But we are open-minded about allocating resources as nimbly as possible to exploit time, and to take advantage of the good executions that we expect from our partner in this venture.

Kim Pacanovsky - MLV & Company - Analyst

Okay. And now what is the status of Stingray now?

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Todd Brooks - ZaZa Energy Corporation - President, CEO

I think, regarding both Stingray and Commodore, I think we're planning on talking about that on our earnings call next week.

Kim Pacanovsky - MLV & Company - Analyst

Okay.

Todd Brooks - ZaZa Energy Corporation - President, CEO

Just from a selective disclosure standpoint.

Kim Pacanovsky - MLV & Company - Analyst

Okay, got it. And I'm just curious, when you -- I understand how you carved out the 19,000 acres and you're going to learn from EOG is doing surrounding that, but just what was your thinking in how much of your acreage position overall you decided to joint venture?

Todd Brooks - ZaZa Energy Corporation - President, CEO

I think that question is associated with the carve-out of the acreage, is that right (multiple speakers)?

Kim Pacanovsky - MLV & Company - Analyst

Yes. I'm just curious how you decided what part of your acreage you were going to joint venture, and what part you were going to keep for yourselves.

Todd Brooks - ZaZa Energy Corporation - President, CEO

Well, the initial discussions were about joint venturing all of the acreage. But it was important to our Company to retain acreage that was strategically located inside the block, that's right near our recent discoveries, for the reasons that I talked about on the call -- in order to be in control of our destiny from a drilling pace perspective, and also to give our Company the ability to enjoy the acreage value increase as the rest of the acreage gets developed around it.

Kim Pacanovsky - MLV & Company - Analyst

Okay, excellent. And one last quick one, who is the buyer of Moulton?

Jay Morakis - JMR Worldwide - IR

There were actually two groups in the Moulton acquisition. The larger of the parcels was for a private company with a long-standing Texas oil and gas individual. And we have not disclosed either of the groups. The second group, which is for a portion -- the smaller portion, which is south of the large 10,000 area, is a public company.

Kim Pacanovsky - MLV & Company - Analyst

Great. Thanks so much, guys. Good luck.

Operator

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Chris Cook, Zazove.

Chris Cook - Zazove - Analyst

I may have missed this. When does a phase 3 option -- when does that have to be exercised (technical difficulty) exercise it?

Todd Brooks - ZaZa Energy Corporation - President, CEO

Phase 3 option needs to be exercised within 60 days of completion of the last earning well in phase 2.

Chris Cook - Zazove - Analyst

Okay. And then phase 2, is that essentially for the 2014 year?

Todd Brooks - ZaZa Energy Corporation - President, CEO

That is correct. That's exactly right.

Chris Cook - Zazove - Analyst

So the outside date would be early 2015?

Todd Brooks - ZaZa Energy Corporation - President, CEO

Correct.

Ian Fay - ZaZa Energy Corporation - CFO

For phase 3.

Todd Brooks - ZaZa Energy Corporation - President, CEO

And you didn't miss it; I actually didn't mention that. So, good question, thanks.

Chris Cook - Zazove - Analyst

Okay. And after phase 3, I assume all the carried wells are done, and essentially the ongoing expenses would be split based on JV interest?

Ian Fay - ZaZa Energy Corporation - CFO

That's correct. After the nine-well commitment, we go heads-up. So ZaZa would be in a position to spend 25%, which is our -- across the entire JV, that's our percentage contribution.

Chris Cook - Zazove - Analyst

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

And then, lastly, I don't think you mentioned the cash up front for phase 3. Is that (multiple speakers)?

Todd Brooks - ZaZa Energy Corporation - President, CEO

Yes, right, I said that it was the same as phase 2. It's the $20 million, as well. So phase 1, 2 and 3, collectively, equals $50 million -- $10 million, $20 million, $20 million.

Chris Cook - Zazove - Analyst

Great. And the acres in phase 1 were 20,000?

Todd Brooks - ZaZa Energy Corporation - President, CEO

Correct. 20,000; 20,000 in phase 2; and 15,000 in phase 3; for a total of 55,000.

Chris Cook - Zazove - Analyst

Okay, great. Thanks very much.

Operator

Kevin Jones, Jefferies.

Kevin Jones - Jefferies & Company - Analyst

Just a question on the senior secured debt paydown. Todd, I believe -- or Ian -- you said you're paying down $8 million of the senior secured. With the $52 million proceeds, did you guys get a waiver from those guys? Isn't that supposed to be 50% of proceeds of any asset sale?

Ian Fay - ZaZa Energy Corporation - CFO

Yes, as discussed -- or as you can see in the press release associated with the Moulton sales, one of the conditions to closing on the larger sale is the amendment. But we've been working with the senior secured lenders and we are imminently executing that amendment. We've got agreements in principle.

Kevin Jones - Jefferies & Company - Analyst

Okay. And then, secondly, is there going to be any paydown of the senior secureds for the JV proceeds? Is that required?

Todd Brooks - ZaZa Energy Corporation - President, CEO

There will not be a paydown to senior secured out of the JV proceeds.

Kevin Jones - Jefferies & Company - Analyst

Okay. Thank you very much.

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Ian Fay - ZaZa Energy Corporation - CFO

And just to add to that, it's important to note that the number that was provided, again, of course, is subject to final documentation. And so it would be an estimate at this point. And that would be commensurate with us closing these deals when we would affect that paydown, so stay tuned. Obviously, again, the first quarter is going to have all the details in it. And by the time we do file that, we'll have precision around the paydown and all the particulars of the amendment.

Kevin Jones - Jefferies & Company - Analyst

Great. Thank you.

Operator

Eric Anderson, Hartford.

Eric Anderson - Hartford Financial Management - Analyst

Most of my questions have been asked. Could I ask you to just review for us, across your various acreage, what are some of the immediate offset operator results that have been experienced, and any of the layers for which you've got results?

Todd Brooks - ZaZa Energy Corporation - President, CEO

Are you talking about the Eaglebine, or (multiple speakers)?

Eric Anderson - Hartford Financial Management - Analyst

Well, I know some people call it the Woodbine, so there is various terminologies. You've got, obviously there, the very deepest layers; but just some immediate activity that you think may be prospective for your acreage, from offset operators.

Tom Bowman - ZaZa Energy Corporation - EVP of Evaluation, Geology & Geophysics

We have a lot of offset leasehold operators in the area. Obviously, you've seen the acreage maps that show St. Mary's, Halex, Encana, EOG. You've got BlueStone, Halcon, Navidad. That's just to name a few in the immediate area right around the ZaZa acreage block. As far as results go, there's not been any publicly announced results from any of the offset operators. We do know several operators have tested oil and gas from the Woodbine/Eaglebine section. But there's been nothing publicly released -- nothing that we can disclose that would give you a good idea or a rate at this time. We see a lot of very good tests and indications of substantial hydrocarbons.

Eric Anderson - Hartford Financial Management - Analyst

Okay, yes, I know it's difficult for me to try to track what's going on, when it hasn't really been released. So, I thought maybe you might have some updates for us. But thanks anyway.

Ian Fay - ZaZa Energy Corporation - CFO

I would add to Tom's comments -- this is Ian -- that we've taken a significant amount of data from the wells we've drilled and have been very pleased with the results we've seen; and so is our partner, in terms of some of the stuff around the area. For that reason, was the primary impetus for this JV. And we have noted many times in the public over the last six months, how this is an emerging play with great, great prospectivity. So, obviously for that -- the reason that there isn't a lot of information out there, we believe is an advantage in terms of us being, to some extent, a first mover in the development of this area.

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Eric Anderson - Hartford Financial Management - Analyst

Okay. And I wonder -- I don't know if you can't get into this. But can you share anything more with us at this time about some of the mechanical issues you had with either -- it was your first or second well in the play?

Ian Fay - ZaZa Energy Corporation - CFO

Again, I think that would be best served for us to go into some detail -- which we are fully planning to -- and give the Street and update next week; actually, next Tuesday. We are filing our Form 10-K after the close on Monday, as we've announced. And we'll be having a full earnings call on Tuesday at the same time, 9 a.m. Central. We're going to go into an operational update at that point, alongside the numbers. If we could just defer that until next week, that would be great.

Eric Anderson - Hartford Financial Management - Analyst

Fair enough. Thanks for your help. Appreciate it.

Operator

Richard Dearnly, Longport Partners.

Richard Dearnly - Longport Partners - Analyst

My question has been answered. Thank you.

Operator

[Scott Sadler], [MDC]

Scott Sadler - MDC - Analyst

Good morning (technical difficulty). What type of geoscience program programs you guys are using (technical difficulty).

Todd Brooks - ZaZa Energy Corporation - President, CEO

You're breaking up there a little bit. We heard a question about the geoscience programs we're using. Maybe we will let -- Tom, do you want to try that one?

Tom Bowman - ZaZa Energy Corporation - EVP of Evaluation, Geology & Geophysics

Yes. And you're referring to the Eaglebine area?

Scott Sadler - MDC - Analyst

Yes, sir. That is correct.

Tom Bowman - ZaZa Energy Corporation - EVP of Evaluation, Geology & Geophysics

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Okay, so in the Eaglebine area, we've drilled -- now we've drilled three wells through the Eaglebine section, two of which have gone all the way through the lower Cretaceous. In that analysis -- we've got full sample analysis; geochemistry; we've done mineralogy; we've done full log analysis. And then we've supplemented that with sidewall core analysis at this time. And we've done some degree of rock mechanic work.

Scott Sadler - MDC - Analyst

Good deal. Are you guys using any microseismic fracture mapping?

Tom Bowman - ZaZa Energy Corporation - EVP of Evaluation, Geology & Geophysics

We have not. But one of our offset partners has used microseismic. And that will be one of the plans and things we'll look at for the future.

Scott Sadler - MDC - Analyst

Great. Thank you so much.

Todd Brooks - ZaZa Energy Corporation - President, CEO

Additionally, in the joint venture in phase 1, we talk about three wells. It's two horizontals and one vertical. The vertical well will initially be used as a microseismic monitoring well. And then, later, the plan would be to complete it in one of the prospective zones.

Scott Sadler - MDC - Analyst

Fantastic. Thank you.

Operator

Chris Cook, Zazove.

Chris Cook - Zazove - Analyst

Yes, just a follow-up. How much production was flowing off the Moulton acreage, or your net interest in that production?

Todd Brooks - ZaZa Energy Corporation - President, CEO

Year-end 2012, we're looking at about 240 barrels. That includes the -- and the majority of that is from the Crabb Ranch well. We've got -- I mentioned, it was from seven wells. The other, I believe, six were very small, non-op interests.

Chris Cook - Zazove - Analyst

So about 240 per day?

Todd Brooks - ZaZa Energy Corporation - President, CEO

More or less, yes.

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MARCH 26, 2013 / 02:00PM GMT, ZAZA - ZaZa Energy Corp Conference Call to Discuss Eaglebine Joint Venture and Purchase and Sale Agreements for Moulton Assets

Chris Cook - Zazove - Analyst

Okay, great. Thanks.

Operator

Thank you. You have no further questions at this time. (Operator Instructions). No further questions have come through, so I would now like to turn the call over to Todd for his closing remarks.

Todd Brooks - ZaZa Energy Corporation - President, CEO

In closing, I'd like to thank everyone again for your support. And that will conclude today's call. Thank you.

Operator

Thank you for joining today's conference. This concludes the presentation. You may now disconnect, and have a great day. Thank you.

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